                                                                      EXHIBIT 99

   LNB BANCORP ANNOUNCES FORMER CEO JAMES F. KIDD RETURN TO FULL-TIME SERVICE
                              GARY C. SMITH RETIRES


LORAIN, OHIO--(BUSINESS WIRE) - December 10, 2003--LNB BANCORP, INC. (NASDAQ:
LNBB), parent financial holding company of The Lorain National Bank, today announced that current Board Vice-Chairman and former CEO James F. Kidd has assumed his former positions of president and chief executive officer of the Bancorp, replacing retiring executive Gary C. Smith.

LNB Bancorp's Board of Directors has requested Vice-Chairman Kidd return to the executive role and assume Smith's responsibilities. Mr. Kidd served as the Bancorp's president and CEO for five years and took a hiatus from full-time duty in 1999 due to health concerns. Since that time Mr. Kidd has maintained an active role as Vice-Chairman of the Board of the Bancorp while remaining involved throughout the Lorain community.

Mr. Smith's decision to retire, which becomes official March 10, 2004, comes after a 37-year career in banking. Concurrent with his retirement, Mr. Smith also has resigned from the Bancorp Board and the board of Charleston Insurance Agency, Inc., a wholly-owned subsidiary. Mr. Smith expressed his commitment to the success of LNB Bancorp and noted, "I sincerely appreciate the relationships I have developed through my experiences at LNB. While I will miss many of these friends and associates, I am looking forward to spending more time with my wife and family while enjoying my retirement."

Commenting on the return of Mr. Kidd to the CEO position, Stanley G. Pijor, Chairman of the Board of LNB Bancorp noted, "The Board is pleased that Jim Kidd is able to return to the leadership role of the Bancorp. Jim brings us the experience and enthusiasm necessary to sustain the record-breaking growth our shareholders have come to expect. We are pleased that Jim's health has been restored and we are confident his leadership will be immediately evident throughout the community."

Mr. Kidd, newly reappointed president and CEO of LNB Bancorp, added "Despite past economic softness and the Bancorp's own internal restructuring efforts, our varied constituents should be confident that LNB Bancorp's vision and mission have not wavered. All of our dedicated employees remain committed to exceeding our customers' expectations and enhancing future shareholder value.

"We wish Gary well in his retirement and thank him for his service to the Bancorp," Kidd concluded.

The Bancorp will be incurring a one-time charge in the fourth quarter of this year as a result of Mr. Smith's retirement, in addition to previously announced restructuring actions.

ABOUT LNB BANCORP, INC.

LNB Bancorp, Inc. is a $757 million financial holding company, headquartered in Lorain, Ohio, with two wholly-owned subsidiaries; The Lorain National Bank and Charleston Insurance Agency, Inc., and a 49-percent-owned subsidiary, Charleston Title Agency, LLC. LNB Bancorp's primary subsidiary, The Lorain National Bank, provides a full spectrum of financial services, including full-service community banking, specializing in commercial, mortgage and personal banking services, and investment and trust services.

Lorain National Bank also offers long-term, fixed-rate mortgages via the secondary mortgage market. Brokerage services including stocks, bonds, mutual funds and variable-annuity investments are also offered at Lorain National Bank through Raymond James Financial Services, Inc. (member NASD/SIPC), a registered broker/dealer. North Coast Community Development Corporation, a wholly-owned subsidiary of The Lorain National Bank, is a community development entity (CDE), formed and approved in 2002, that will provide qualified community businesses with debt financing including commercial mortgage, construction, and commercial equipment loans aimed at stimulating economic growth and job creation in low-and moderate-income census tracts in Lorain County, Ohio. Charleston Insurance Agency, Inc., offers life, long-term-care insurance and fixed-annuity products. Charleston Title Agency, LLC, offers traditional title services.

Lorain National Bank serves customers through 20 retail-banking centers and 23 ATMs in Ohio's Lorain, eastern Erie and western Cuyahoga counties. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, including Forms 10-K, 10-Q, and 8-K, please visit http://www.4lnb.com.

This press release contains forward-looking statements based on current expectations that are covered under the "safe-harbor" provision of the Securities Litigation Reform Act of 1995. Certain forward-looking statements, which involve inherent risks and uncertainties, are described in LNB Bancorp's filings with the Securities and Exchange Commission. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc., conducts its' operations.